As filed with the Securities and Exchange Commission on March 14, 2006

Registration No. 333-129689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Star Scientific, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	801 Liberty Way Chester, VA 23836 (804) 530-0535	52-1402131
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Robert E. Pokusa

General Counsel and Corporate Secretary

Star Scientific, Inc.

7475 Wisconsin Avenue, Suite 850

Bethesda, MD 20814

(301) 654-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

William P. O’Neill, Esq.

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Registration fee previously paid 3,000,000 shares of the Company’s common stock being registered pursuant to this Form S-3.

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	4,000,000	$2.79	$11,160,000	$1,194.12

(1)	Includes the registration for resale of an additional 2,000,000 shares of issued and outstanding common stock and 2,000,000 shares of common stock issuable upon exercise of common stock purchase warrants. In the event of a stock split, stock dividend or similar transaction involving the amount of common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.
(2)	The price is estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and is $2.79, the average of the high and low prices of common stock of Star Scientific, Inc. as reported by the Nasdaq National Market on March 13, 2006.
(3)	Star Scientific, Inc. previously paid a registration fee of $828.02 to the SEC by wire transfer to register 3,000,000 shares of its common stock, which are being registered pursuant to this registration statement in addition to the 4,000,000 shares of the Company’s common stock being registered pursuant to this Form S-3 by this Pre-effective Amendment No. 1.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2006

PROSPECTUS

Star Scientific, Inc.

7,000,000 Shares of Common Stock

•	This prospectus covers 7,000,000 shares of common stock of Star Scientific, Inc. (“us,” “we” or the “Company”) that may be offered for resale by the selling stockholders named in this prospectus and the persons to whom such selling stockholders may transfer their shares.

These shares of common stock include the resale of:

•	3,900,000 shares of common stock issuable upon exercise of common stock purchase warrants granted by us to five of the selling stockholders named herein;

•	2,000,000 shares of common stock issued by us and sold in a private placement transaction to a selling stockholder named herein;

•	600,000 shares of common stock currently issued and outstanding which were acquired by two of the selling stockholders named herein from our President and Chief Operating Officer in a private transaction; and

•	500,000 shares of common stock currently held by our President and Chief Operating Officer and which are subject to an option to purchase by one of the selling stockholders named herein granted to such selling stockholder in a private transaction by our President and Chief Operating Officer.

No securities are being offered or sold by us pursuant to this prospectus. The selling stockholders acquired the common stock and the warrants and options to purchase common stock directly from us and the Company’s President and Chief Operating Officer in private placement transactions that were exempt from the registration requirements of federal and state securities laws. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

Our common stock is traded on the Nasdaq National Market under the symbol “STSI.” On March 13, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $2.71 per share.

Investing in our securities involves risk. See “ Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2006

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplements do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplements constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise additional capital in the future that is necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the tobacco Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Risk Factors” in this prospectus, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission. The company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights some information contained or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and the other information incorporated by reference in this prospectus. References in this prospectus to “we,” “our,” and “us” shall mean Star Scientific, Inc. and our wholly-owned subsidiary, Star Tobacco Inc., unless the context indicates otherwise.

OUR COMPANY

We are a technology-oriented tobacco company with a mission to reduce toxins in tobacco leaf and tobacco smoke. The Company is engaged in:

(1) the development, implementation and licensing of scientific technology for the curing of tobacco so as to substantially prevent the formation of carcinogenic toxins present in tobacco and tobacco smoke, primarily the tobacco-specific nitrosamines;

(2) the manufacturing, sales, marketing and development of very low-nitrosamine smokeless tobacco products that also carry enhanced warnings beyond those required by the Surgeon General, including ARIVA® compressed powdered tobacco cigalett® pieces and STONEWALL Hard Snuff®; and

(3) the manufacture and sale of discount cigarettes.

Our executive offices are located at 801 Liberty Way, Chester, Virginia, 23836, and our telephone number is (804) 530-0535.

THE OFFERING

We are registering for resale by the selling stockholders 600,000 shares of our common stock initially acquired directly from the Company’s President and Chief Operating Officer in private placement transactions that were exempt from the registration requirements of federal and state securities laws. Further, we are registering for resale by the selling stockholders, 2,000,000 shares of our common stock acquired directly from us in a private placement transaction that was exempt from the registration requirements of federal and state securities laws. In addition, we are registering for resale 4,400,000 shares of our common stock issuable upon exercise of the warrants and options issued in connection with the private placements both with the Company and its President and Chief Operating Officer. We are also registering for resale any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information.”

USE OF PROCEEDS

The selling security holders will receive all of the proceeds from the sale under this prospectus of the shares. We will not receive any proceeds from these sales. However, 3,900,000 shares of common stock offered by this prospectus are issuable in the future upon the exercise of common stock purchase warrants granted by us. If the warrants are fully exercised, we will receive aggregate gross proceeds of approximately $13,600,000. We expect to use proceeds from the exercise of the warrants, if any, for general corporate purposes. We will not receive any proceeds from the exercise of a purchase option granted to a selling stockholder by our President and Chief Operating Officer in a private transaction with respect to shares he currently holds.

SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares of common stock they are offering, which includes shares issuable upon exercise of warrants held by the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to warrants that are currently exercisable or will become exercisable within 60 days

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are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each of the selling stockholders. The percentage ownership data is based on 77,151,415 shares of our common stock issued and outstanding as of March 14, 2006.

No selling stockholder, except for Marc D. Oken, has had any material relationship with us or any of our affiliates within the past three years, other than as a security holder. Mr. Oken was elected to the Company’s board of directors on October 11, 2005. In a private placement offering in March 2004, the Company issued to Manchester Securities, an affiliate of Elliott International, L.P. and Elliott Associates, L.P., a $9 million two-year, convertible 8% debenture and warrants for 502,681 shares of the Company’s common stock. In January 2005, Manchester Securities converted the debenture and had the Company issue to Elliott International, L.P. and Elliott Associates, L.P. the common stock that was issued upon the conversion of the debenture. In a February 2005 private placement, the Company sold to Elliott International, L.P., Elliott Associates, L.P. and Iroquois Capital, L.P. (collectively, the “Warrant Holders”), a total of 1,900,000 shares of the Company’s common stock and warrants, at an exercise price of $5.00 per share, to purchase an additional 1,900,000 shares of common stock (the “February Warrants”). In connection with a September 2005 private placement, the Company reduced the exercise price of the February Warrants to $4.00 and the Warrant Holders subsequently exercised the February Warrants. In a September 2005 private placement, our President and Chief Operating Officer sold 100,000 shares of the Company’s common stock held by him to Mr. Oken and 500,000 shares of the Company’s common stock held by him to Iroquois Master Fund, Ltd. (“Iroquois MF”). Our President and Chief Operating Officer also granted Iroquois MF a purchase option with respect to 500,000 shares of the Company’s common stock held by him. In a March 2006 private placement, the Company sold to Joseph L. Schwarz 2,000,000 shares of the Company’s common stock as well as warrants to purchase an additional 2,000,000 shares of the Company’s common stock at an exercise price of $3.00 per share.

The shares of common stock covered by this prospectus may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the shares of our common stock for resale by the selling stockholders defined below. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. The selling stockholders acquired the common stock, warrants and options to which this prospectus relates directly from us and from our President and Chief Operating Officer in private placement transactions that were exempt from the registration requirements of the federal and state securities laws. In connection with the private placements, we agreed to file the registration statement, of which this prospectus forms a part, with the SEC covering the resale of the offered shares.

Name	Number of Shares Beneficially Owned Before Offering (1)	Number of Shares Being Offered for Resale under this Prospectus (2)	Shares Beneficially Owned After Offering
			Number	Percentage
Joseph L. Schwarz (3)	4,268,500	2,400,000	1,868,500	2.4
Pershing LLC Cust. F/B/O Joseph L. Schwarz IRA (4)	2,229,800	1,600,000	629,800.8
Iroquois Master Fund, Ltd. (5)	1,000,000	1,000,000	0	*
Iroquois Capital, LP (6)	1,000,000	1,000,000	0	*
Elliott International, L.P. (7)	1,595,640	540,000	1,055,640	1.4
Elliott Associates, L.P. (8)	1,566,607	360,000	1,206,607	1.6
Marc D. Oken (9)	150,000	100,000	50,000	*

Total	11,810,547	7,000,000	4,810,547	6.2

*	Less than one percent of the common stock outstanding, as applicable.

(1)	Includes shares of common stock issued and outstanding as of the date of this prospectus, shares of common stock issuable upon exercise of common stock purchase warrants, and shares subject to a purchase option granted by our President and Chief Operating Officer.

(2)	Assumes the selling stockholders sell all of the common stock being offered by this prospectus.

(3)	Includes 1,200,000 shares of common stock purchased from us in a private placement on March 3, 2006 and 1,200,000 shares of common stock issuable upon exercise of warrants acquired directly from the Company pursuant to a private placement on March 3, 2006.

(4)	Includes 800,000 shares of common stock purchased from us in a private placement on March 3, 2006 and 800,000 shares of common stock issuable upon exercise of warrants acquired directly from the Company pursuant to a private placement on March 3, 2006. Pershing LLC acquired the shares and the warrants as custodian and disclaims beneficial ownership of the securities.

(5)	Includes 500,000 shares of common stock purchased directly from our President and Chief Operating Officer in a private transaction in September 2005 and 500,000 shares issuable upon exercise of a purchase option with respect to shares held by our President and Chief Operating Officer.

(6)	Includes 1,000,000 shares issuable upon exercise of warrants acquired directly from the Company pursuant to a private placement on September 15, 2005.

(7)	Includes 540,000 shares issuable upon exercise of warrants acquired directly from the Company pursuant to a private placement on September 15, 2005.

(8)	Includes 360,000 shares issuable upon exercise of warrants acquired directly from the Company pursuant to a private placement on September 15, 2005.

(9)	Includes 100,000 shares of common stock purchased directly in a private transaction with our President and Chief Operating Officer in September 2005.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all their respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify certain of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling security holder may be deemed an underwriter, each selling security holder must deliver this prospectus and any supplements to this prospectus in the manner required by the Security Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Robert E. Pokusa, General Counsel and Secretary of the Company. Mr. Pokusa is the beneficial holder of 279,199 shares of our common stock.

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EXPERTS

Aidman, Piser & Company, P.A., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 14, 2006, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Aidman Piser’s report, given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 14, 2006; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A12B/A, filed with the SEC on June 21, 2001.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Star Scientific, Inc., Attention: Investor Relations, 7475 Wisconsin Avenue, Bethesda, Maryland 20814 (telephone number is (301) 654-8300). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s Internet site is http://www.sec.gov. You may also view our filings with the Securities and Exchange Commission on our internet site at http://www.starscientific.com.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Securities Exchange Act filings, each such statement being qualified in all respects by such reference.

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STAR SCIENTIFIC, INC.

7,000,000 SHARES OF COMMON STOCK

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the shares of common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount
Commission Registration Fee	$2,202
*Legal Fees and Expenses	$25,000
*Accounting Fees and Expenses	$2,500
*Miscellaneous Expenses	$5,000

*Total	$34,702

*	Estimated

ITEM 15.	LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Corrections to the Amended and Restated Certificate of Incorporation, provides our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Amended and Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

We have entered into indemnification agreements with substantially all of our officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

ITEM 16.	INDEX TO EXHIBITS.

Number	Exhibit

4.1	Restated Certificate of Incorporation(1)

4.2	Bylaws of Star Scientific, Inc., as Amended to Date(1)

4.3	Specimen Certificate for shares of common stock, par value $.0001(2)

5.1	Opinion of Company’s Counsel as to the legality of the securities being offered

23.1	Consent of Company’s Counsel (contained in Exhibit 5.1)

23.2	Consent of Aidman, Piser & Company, P.A.

24.1	Powers of Attorney (included on signature page of this Registration Statement).

(1)	Incorporated by reference to Star’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.
(2)	Incorporated by reference to Star’s Registration Statement on Form S-3 filed on April 28, 2005.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chester, state of Virginia, on this 14th day of March, 2006.

STAR SCIENTIFIC, INC.

By:	/s/ JONNIE R. WILLIAMS
Jonnie R. Williams
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the 14th day of March, 2006.

Signature	Title

/s/ JONNIE R. WILLIAMS Jonnie R. Williams	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jonnie R. Williams as Attorney-in-Fact Paul L. Perito	Chairman of the Board, President and Chief Operating Officer

/s/ CHRISTOPHER G. MILLER Christopher G. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JONNIE R. WILLIAMS AS ATTORNEY-IN-FACT Gerald P. Carmen	Director

/s/ JONNIE R. WILLIAMS AS ATTORNEY-IN-FACT Christopher C. Chapman, Jr., M.D.	Director

/s/ JONNIE R. WILLIAMS AS ATTORNEY-IN-FACT Marc D. Oken	Director

/s/ JONNIE R. WILLIAMS AS ATTORNEY-IN-FACT Leo S. Tonkin	Director

/s/ JONNIE R. WILLIAMS AS ATTORNEY-IN-FACT David C. Vorhoff	Director

EXHIBIT INDEX

Number	Exhibit

4.1	Restated Certificate of Incorporation(1)

4.2	Bylaws of Star Scientific, Inc., as Amended to Date(1)

4.3	Specimen Certificate for shares of common stock, par value $.0001(2)

5.1	Opinion of Company’s Counsel as to the legality of the securities being offered

23.1	Consent of Company’s Counsel (contained in Exhibit 5.1)

23.2	Consent of Aidman, Piser & Company, P.A.

24.1	Powers of Attorney (included on signature page of this Registration Statement).

(1)	Incorporated by reference to Star’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.
(2)	Incorporated by reference to Star’s Registration Statement on Form S-3 filed on April 28, 2005.